SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2011

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33664	43-1857213
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On November 30, 2011, Charter Communications, Inc. (“Charter”) announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. intended to publicly offer $750 million in aggregate principal amount of senior unsecured notes due 2020 (the “2020 Notes”).  The 2020 Notes will bear an interest rate of 7.375% per annum and will be issued at a price of 100% of the aggregate principal amount.  The offering and sale of the 2020 Notes were made pursuant to a registration statement on Form S-3 previously filed with the Securities and Exchange Commission , as amended, and by means of a prospectus supplement dated November 30, 2011 and the accompanying base prospectus.

Charter intends to use the net proceeds from the sale of the 2020 Notes and borrowings under its revolving credit facility to finance the tender offers by its subsidiaries, Charter Communications Operating, LLC ("Charter Operating") and CCH II, LLC ("CCH II"), for an aggregate purchase price not to exceed $1.0 billion (exclusive of accrued and unpaid interest) (the "Maximum Purchase Price"), subject to certain terms and conditions, of (i) any and all of Charter Operating’s 8.00% senior second lien notes due 2012 (the "2012 Notes"), (ii) an amount of Charter Operating's 10.875% senior second lien notes due 2014 (the "2014 Notes") up to the Maximum Purchase Price less the amount expended (other than for accrued interest) to purchase 2012 Notes tendered and (iii) an amount of CCH II's 13.50% senior notes due 2016 (together with the 2012 Notes and the 2014 Notes, the "Notes") up to the Maximum Purchase Price less the amount expended (other than for accrued interest) to purchase 2012 Notes and 2014 Notes tendered.  Notes that are validly tendered prior to 5:00 p.m., Eastern Standard Time (EST), on December 13, 2011, unless such time is extended by Charter (the "Early Tender Deadline"), and accepted for purchase,  will receive the total consideration set forth in the table below.  Each tender offer is scheduled to expire at 11:59 p.m. EST, on December 28, 2011, unless extended or earlier terminated.  Tendered Notes may be withdrawn at any time on or prior to 5:00 p.m. EST, on December 13, 2011, unless such time is extended by the Charter.

Issuer	CUSIP Nos.	Title of Security	Early Tender Deadline	Tender Offer Consideration(1)	Early Tender Payment(1,2)	Total Consideration(1,2)
Charter Operating	161175AA2 U16109AA5	8.000% Senior Second Lien Notes due 2012	5:00 P.M., EST, on December 13, 2011	$1,000.00	$25.00	$1,025.00
Charter Operating	161175AG9 U16109AC1	10.875% Senior Second Lien Notes due 2014	5:00 P.M., EST, on December 13, 2011	$1,048.75	$25.00	$1,073.75
CCH II	12502CAS0 12501CAT8	13.500% Senior Notes due 2016	5:00 P.M., EST, on December 13, 2011	$1,135.00	$25.00	$1,160.00

(1) Per $1,000 principal amount of Notes and excluding accrued and unpaid interest, which will be paid in addition to the total consideration or purchase price, as applicable, set forth in this table.
(2) Per $1,000 principal amount of Notes tendered on or prior to the Early Tender Deadline.

See the attached Exhibit 99.1 for a more detailed description of the offers.

The press releases announcing the offering and pricing of the 2020 Notes and the tender offers are attached as Exhibits 99.1 and 99.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Index	Description
99.1	Press release announcing offering of the 2020 Notes and tender offers.*
99.2	Press release announcing the pricing of the 2020 Notes.*
___________

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               CHARTER COMMUNICATIONS, INC.
                               Registrant

Dated: December 2, 2011

By:/s/ Matthew L. Derdeyn Name: Matthew L. Derdeyn Title: Vice President, Finance and Planning

EXHIBIT INDEX

Exhibit Index	Description
99.1	Press release announcing offering of the 2020 Notes and tender offers.*
99.2	Press release announcing the pricing of the 2020 Notes.*
___________

* filed herewith